UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2012

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2012, the Board of Directors (the “Board”) of Scientific Learning Corporation (the “Company”) voted to remove Dino Rossi as a member of the Company’s Board of Directors, including removing him from his positions as Chair of the Compensation Committee of the Board and as a member of the Audit Committee of the Board.  Mr. Rossi recently expressed a desire to step down from the Board due to recent increased professional demands in his role as Chairman and CEO of Balchem Corporation.

The Company is not aware of any disagreement between Mr. Rossi and the Company as to the Company’s operations, policies or practices.

On August 14, 2012, the Company’s Board of Directors voted to appoint Rodman W. Moorhead III to serve on the Company’s Board of Directors in place of Mr. Rossi.  The Board also appointed Mr. Moorhead to replace Mr. Rossi as Chair of the Compensation Committee of the Board and as a member of the Audit Committee of the Board.

Mr. Moorhead, age 68, previously served on the Company's Board of Directors from June 1998 to May 2011. In January 2007, Mr. Moorhead retired from Warburg Pincus, a global private equity firm, where he had been employed since 1973. His last position at Warburg Pincus was as Senior Advisor and Managing Director. Mr. Moorhead was originally nominated to our Board in accordance with rights held by Warburg Pincus relating to an equity agreement which has now terminated. Mr. Moorhead is a director of Coventry Health Care, Inc., MyLanguage360, the Jackson Hole Land Trust and the Snake River Fund. He is Chairman of the Board of The Taft School, a member of the Harvard Medical School Board of Fellows, Co-Chairman of the Harvard NeuroDiscovery Advisory Council, Co-Chairman of Stroud Water Research Center, and trustee of the Brandywine Conservancy. Mr. Moorhead holds an AB in Economics from Harvard College and an MBA from Harvard Business School. The Board believes that Mr. Moorhead's qualifications to serve on our Board include his previous long-term experience as one of our directors, along with his financial expertise and his extensive private equity investment experience.

A copy of the press release announcing Mr. Rossi’s departure and Mr. Moorhead’s appointment is filed with this report as Exhibit 99.1, and is incorporated herein by reference.

On August 9, 2012, the Company eliminated the position of Chief Technology Officer, which is currently held by Ronald Park. Mr. Park’s last day of employment with the Company will be August 15, 2012.  The Company is not aware of any disagreement between Mr. Park and the Company as to the Company’s operations, policies or practices.

Mr. Park has agreed to enter into the Company’s standard form of separation agreement regarding release of claims against the Company.  In consideration for his entry into the separation agreement with the Company, he will be entitled to receive continued payment of his base salary and COBRA premiums in accordance with the Company’s normal payroll practices for officers of six (6) months following his employment termination date.

A copy of the separation agreement is filed with this report as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Confidential Separation and Release Agreement
99.1	Press Release of Scientific Learning Corporation dated August 15, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: August 15, 2012	By:	/s/ Christopher J. Brookhart
Title: Senior Vice President and General Counsel